UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2005

UNITED FUEL & ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-68008	91-2037688
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

405 N. Marienfeld, 3rd Floor Midland, Texas	79701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (432) 571-8049

___________________________________________________________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement.

On September 19, 2005, the Board of Directors of United Fuel & Energy Corporation (the “Company”) approved, and the Company granted to Chuck McArthur, in connection with his appointment as Chief Executive Officer of the Company and pursuant to the terms of his employment agreement, (i) an incentive stock option for the purchase of up to 59,172 shares of common stock of the Company at an exercise price of $1.69 per share, the fair market value of a share of common stock on the date of grant, and (ii) a non-statutory stock option for the purchase of up to 440,828 shares of common stock of the Company at an exercise price of $1.47 per share, pursuant to the terms of our 2005 Equity Incentive Plan. Each of the options granted to Mr. McArthur shall become exercisable with respect to the shares purchasable under such options as follows: 25% shall immediately vest on the date of grant, 25% shall vest on the first anniversary of the date of grant, and the remaining 50% shall vest on the second anniversary of the date of grant. The forms of the option agreements used for the option grants described above are attached hereto as Exhibits 99.1 and 99.2.

Item 5.02      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective September 19, 2005, Chuck McArthur was appointed to the to fill a vacancy on the board of directors of United Fuel & Energy Corporation (the “Company”). Following his appointment, the board of directors shall consist of two members, Mr. McArthur and Thomas Kelly, and shall have no vacancies. We are not required to have an audit or compensation committee, and the functions that would be performed by such committees are currently performed by our entire board of directors. Accordingly, the Company does not presently anticipate that Mr. McArthur will be appointed to serve on any committee of the board of directors.

Mr. McArthur agreed to serve and was appointed as the Company’s President and Chief Executive Officer effective September 2, 2005. Mr. McArthur is not a party to any agreement or understanding pursuant to which he was selected as a director.

Mr. McArthur is currently a principal of McArthur Consulting, LLC, which rendered services to the Company in connection with an ongoing consulting relationship between the Company and Newport Capital, a financial advisory group, since November 2003. Except for his current employment agreement and the compensation paid by the Company to McArthur Consulting, LLC for consulting services rendered to the Company, Mr. McArthur has not had any material interest in any transactions of the Company.

Item 9.     Financial Statements and Exhibits

Exhibit No.  Description

99.1	Form of Incentive Stock Option Agreement

99.2	Form of Non-Statutory Stock Option Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED FUEL & ENERGY CORPORATION
(Registrant)

Date: September 21, 2005
/s/ Bobby W. Page
Bobby W. Page Vice President and Chief Financial Officer